Exhibit 99.1

October 8, 2026

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	707 Cayman Holdings Limited
Amendment No. 2 to Registration Statement on Form F-1
File No. 333-297458
Waiver Request and Representations under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, 707 Cayman Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a foreign private issuer (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with Amendment No. 2 to the Company’s registration statement on Form F-1 (File No. 333-297458), filed on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the Company’s self-directed, best efforts offering of up to 2,000,000 units, each consisting of one Class A ordinary share, par value US$0.24 per share (the “Class A Ordinary Shares”), and four common warrants, each exercisable for one Class A Ordinary Share (the “Offering”). The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JEM.”

The Registration Statement includes, by incorporation by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the Commission on January 16, 2026 (the “2025 Annual Report”), the Company’s audited consolidated financial statements as of September 30, 2024 and 2025 and for each of the fiscal years ended September 30, 2023, 2024 and 2025, prepared in accordance with accounting principles generally accepted in the United States of America , together with unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the six-month periods ended March 31, 2025 and 2026.

Item 8.A.4 of Form 20-F, which applies to the Registration Statement pursuant to Item 4(a) of Form F-1, provides that the audited financial statements included in a registration statement may not be older than 15 months at the time of the offering and, in the case of a company’s initial public offering, may not be older than 12 months at the time the document is filed (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3. To the extent the 12-Month Requirement is deemed applicable to the Offering, the Company respectfully requests that the Commission waive the 12-Month Requirement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that a company may comply with only the 15-month requirement if it is able to represent that it is not required to comply with the 12-Month Requirement in any other jurisdiction outside the United States and that complying with the 12-Month Requirement is impracticable or involves undue hardship.

In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction other than the United States.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period since the fiscal year ended September 30, 2025.

3.	Compliance with the 12-Month Requirement is impracticable and would involve undue hardship for the Company, as the audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2026 has not been completed.

4.	The Company does not anticipate that its audited consolidated financial statements for the fiscal year ended September 30, 2026 will be available until January 2027.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

If you have any questions regarding this letter, please contact the Company’s counsel, David L. Ficksman, at 310-789-1290 or dficksman@troygould.com, or R. Joilene Wood at 415-305-4651 or jwood@troygould.com.

Very truly yours,

707 Cayman Holdings Limited

By:	/s/ Cheung Lui
Name:	Cheung Lui
Title:	Chief Executive Officer and Executive Director